CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Investment Managers Series Trust with respect to EPH China Fund, a series of Investment Managers Series Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 28, 2009